SIMTEK CORPORATION


                      1994 NON-QUALIFIED STOCK OPTION PLAN


                               SEPTEMBER 27, 1994



                (AMENDED: DECEMBER 13, 1994, SEPTEMBER 15, 1995,
               OCTOBER 30, 1998, APRIL 26, 2000, JANUARY 2, 2001,
             NOVEMBER 1, 2001, FEBRUARY 10, 2004 and JULY 29, 2004)



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                               SIMTEK CORPORATION

                      1994 NON-QUALIFIED STOCK OPTION PLAN

                                EIGHTH AMENDMENT

                              Dated: July 29, 2004

         Simtek Corporation (the "Company") adopted the 1994 Non-Qualified Stock Option Plan (the "1994 Plan") effective September 27, 1994. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the 1994 Plan. Section 11 of the 1994 Plan provides that the Board of Directors may amend or modify the 1994 Plan from time to time, provided that (a) no amendment or modification may become effective without approval of the amendment or modification by the shareholders, if the Company, on the advice of counsel, determines that shareholder approval is necessary or desirable, and (b) no amendment or modification of the 1994 Plan shall in any manner adversely affect any Options theretofore granted under the 1994 Plan, without the consent of the Option Holder(s) holding such Options. In exercise of that right and pursuant to a resolution, of even date herewith, of the Board of Directors, the 1994 Plan is amended as follows.

     1. The second sentence of Section 14 (Duration of the Plan) shall be amended in its entirety to provide as follows:

          "If not sooner terminated under the preceding sentence, the 1994 Plan shall fully cease and expire at the close of business on September 27, 2014."


     This amendment has been signed this 29th day of July, 2004, to be effective as of the date hereof.

                                           SIMTEK CORPORATION


                                           By: /s/Douglas Mitchell
                                               ---------------------------------
                                               Douglas Mitchell, Chief Executive
                                               Officer